SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:    July 9, 2004

State Street Corporation
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-5108	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (617) 786-3000

Item 2.    Acquisition or Disposition of Assets.

           On January 31, 2003, the Registrant completed the primary closing of its acquisition of a substantial part of Deutsche Bank AG’s Global Securities Services business pursuant to a Sale and Purchase Agreement dated November 5, 2002 between Deutsche Bank AG and State Street Corporation, as amended. The Registrant’s initial payment to Deutsche Bank for all the business units to be acquired was approximately $1.1 billion. The transaction was reported by the Registrant on Form 8-K dated January 31, 2003 and filed February 5, 2003. Separate closings were subsequently held for business units in Italy and Austria, upon receipt of applicable regulatory approvals.

        Under the terms of the Sale and Purchase Agreement between the parties, the Registrant could have been obligated to make contingent additional purchase price payments of up to an estimated €360 million. The parties have determined that under the terms of the Sale and Purchase Agreement, no additional consideration is payable by the Registrant, and the transaction is closed.

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By: /s/Edward J. Resch
Name:	Edward J. Resch
Title:	Executive Vice President and Chief Financial Officer

Date:  July 9, 2004

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